UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOSTALGIA FAMILY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

5140
(Primary Standard Industrial Classification Code Number)

27-3999874
(I.R.S. Employer Identification Number)

20 Pape Drive, Atlantic Highlands, New Jersey 07716, Telephone: (732) 291-3661
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Frederick M. Mintz, Esq., 488 Madison Avenue, Suite 1100, New York, New York10022, Telephone: (212)-486-2500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

From time to time after the effective date of this Registration Statement as determined by market conditions.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

SEC 870 (02-08)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value per share	3,500,000	$0.10	$350,000	$40.67
Total				$40.67

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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TABLE OF CONTENTS

PRELIMINARY PROSPECTUS	4
Inside Front and Outside Back Cover Pages of Prospectus	5
Summary Information, Risk Factors and Ratio of Earning to Fixed Charges	5
PROSPECTUS SUMMARY	6
RISK FACTORS	10
Use of Proceeds	16
Determination of Offering Price	17
Dilution	17
Selling Security Holders	19
Plan of Distribution	19
Description of Securities to be Registered	20
Interests of Named Experts and Counsel	22
Information with Respect to the Registrant	23
Description of Business	23
Description of Property	26
Legal Proceedings	27
Market price of and Dividends on the Registrant's Common Equity and related stockholder matters	27
Financial Information	27
Supplementary Financial Information	27
Management's Discussion and Analysis of Financial Condition and Results of Operations	27
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	31
Quantitative and Qualitative Disclosures about Market Risk	31
Directors and Executive Officers	31
Executive Compensation and Corporate Governance	33
Security Ownership of Certain Beneficial Owners and Management	33
Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance	34
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	34
Principal Accounting Fees and Services	34
INDEX TO FINANCIAL STATEMENTS	F-1
INFORMATION NOT REQUIRED IN PROSPECTUS	35
Other Expenses of Issuance and Distribution	35
Indemnification of Directors and Officers	35
Recent Sales of Unregistered Securities	36
Exhibits and Financial Statement Schedules	37
Undertakings	37
SIGNATURES	39

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SUBJECT TO COMPLETION DATED

AUGUST 12, 2015.

PRELIMINARY PROSPECTUS

NOSTALGIA FAMILY BRANDS, INC.

3,500,000 Shares of Common Stock at $0.10 per share

This is an initial public offering of our common stock. We are offering for sale up to 3,500,000 shares of our common stock on a best efforts, self-underwritten basis for up to ninety (90) days following the date of this prospectus at a fixed price of $0.10 per share, which may be extended by us for additional ninety (90) day periods up to 12 months. If all shares being offered by us are sold, we will receive an aggregate of $350,000, less approximately $50,000 in expenses. No public market currently exists for the shares being offered.

We intend to offer the shares through the efforts of our officers and sole director, and it is intended that such officers and sole director will not be paid any commission for such sales. Our officers and sole director may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts given to any such officers and sole director, if any, may be regarded as underwriting commissions or discounts under the Securities Act of 1933. We may offer the shares through agents or brokers engaged by us. At this time, we have not entered into any agreement nor have we had any discussions with any agents or brokers.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

We are still in the planning stages of our development and have not as yet commenced any operations. These are speculative securities. Please read the "Risk Factors" section beginning on page 7 of this prospectus before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.10 per share. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board or the OTC Pink market. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

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The date of this Prospectus is __________, 2015.

The information contained in this Prospectus is not complete and is subject to change. This Prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Statements in this Prospectus discuss future expectations and plans, which are considered forward-looking statements as defined by Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934, as amended. Sentences which incorporate words such as "believes," "intends," "expects," "predicts," "may," "will," "should," "contemplates," "anticipates," or similar statements are based upon our beliefs and expectations using the most current information available to us. In view of the fact that our discussions in this Prospectus are based upon our estimates and beliefs concerning circumstances and events which have not yet occurred, the anticipated results are subject to changes and variations as future operations and events actually occur and could differ materially from those discussed in the forward-looking statements. Moreover, although we reasonably expect, to the best of our knowledge and belief, that the results to be achieved by us will be as set forth in the following discussion, the following discussion is not a guarantee and there can be no assurance that any of the potential results which are described will occur. Furthermore, there will usually be differences between the forecasted and actual results because events and circumstances frequently do not occur as expected, and the differences may be material. These forward-looking statements involve a number of risks and uncertainties, including, but not limited to, the following: (i) our lack of an operating history, (ii) competition and (iii) our need for additional financing to develop our proposed business and meet our capital requirements. Therefore all investors should consult their respective counsel and advisors with respect to an understanding of our proposed business.

Notwithstanding the preceding paragraph, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 (the "PSLRA") is not available for statements made by an issuer of a penny stock or statements which are made in connection with an initial public offering.

Inside Front and Outside Back Cover Pages of Prospectus

You should rely only upon the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that set forth in this Prospectus. We are offering to sell shares of Common Stock and seeking offers to buy shares of Common Stock only in jurisdictions where offers and sales are permitted. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

BASIS OF PRESENTATION

Except as otherwise indicated herein or as the context otherwise requires, in this prospectus, "we", "us", "our", the "Company" or the "Registrant" refers to Nostalgia Family Brands, Inc.

In this prospectus, we rely on and refer to certain market and industry data and forecasts related thereto. We obtained this information and these statistics from sources other than us, which we have supplemented where necessary with information from publicly available sources and our own internal estimates. We use these sources and estimates and believe them to be reliable, but we cannot give you any assurance that any of the projected results will be achieved.

Summary Information, Risk Factors and Ratio of Earning to Fixed Charges

FORWARD LOOKING STATEMENTS

This prospectus contains "forward-looking statements." Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "estimates," "will," "should," "intends," "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors.

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Prospective investors are cautioned not to place undue reliance on forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by those cautionary statements. Any forward-looking statements which we make in this prospectus speak only as of the dates of such statements, and we undertake no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Forward-looking statements include, but are not limited to, statements about:

•	our anticipated future results of operations and operating cash flows;

•	our ability to successfully identify, acquire, commercialize and sell discontinued consumer product brands;

•	our business plan;

•	our competitive position and the effects of competition on our planned business;

•	potential growth opportunities available to us;

•	the recruitment and retention of employees and consultants; and

•	our potential operating performance, achievements and efficiency.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully together with our financial statements and the related notes appearing elsewhere in this prospectus before you decide to invest in our common stock. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed under the heading "Risk Factors" and other sections of this prospectus.

Overview

We aim to acquire ownership and other rights to discontinued consumer product brands, with the ultimate goal of reviving these products and commercializing them, based on an idea that nostalgia for such brands will be a powerful incentive to purchase among the senior population. We believe that many formerly popular brand names that were discontinued by their parent companies still resonate with the senior population and if so revived and made available in supermarkets and other retail establishments, would attract this population and others as consumers.

We are a newly established company and have limited operations. For the period from November 5, 2010 (Inception) to March 31, 2015, we have not generated any revenue and incurred net losses of $(109,841). Due to the "early" nature of our business, we expect to incur losses as we expand. To date, our cash flow requirements have been met in part by an equity financing and debt. If we are unable to successfully generate sufficient profits or otherwise obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of our operations. For these reasons, our independent registered public accounting firm believes that there is substantial doubt that we will be able to continue as a going concern.

We will be unable to begin our proposed operations unless and until we obtain additional funds.

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Proposed Products

We intend to target for purchase the intellectual property and other rights to discontinued consumer product brands. We consider a product to be discontinued if it is no longer available at traditional retail levels such as grocery and drug stores, or on the internet.

We do not currently own any brand names or have any products for sale. To date, we have researched over 100 discontinued products and are focusing upon 20 of these products in following three categories of consumer products: candy, food other than candy, and personal products, as follows:

•	Candy. Bit-O-Licorice, Big Yank, Old Nick and Hollywood candy bars.

•	Food Other Than Candy. Amazo Instant Dessert, Ballard Cornbread Mix, Cocomalt, Hydrox Cookies, Krumbles Cereal, Ann Page Pork and Beans, Pep Cereal, Puffa Puffa Rice Cereal and Van Camp's Chili Con Carne.

•	Personal Products. Calox Tooth Powder, Chipso Laundry Soap, Forhans for the Gums, Rapid Shave, Shower Mate, Stopette Deodorant and Sun 'N' Surf.

We hope to acquire at least one product from each category. Some of the product brands we intend to target for acquisition are in the public domain while the rights to others are still owned by companies from whom we would endeavor to acquire the manufacturing and distribution rights either upon a royalty basis or outright purchase.

There can be no assurance that we will be successful in acquiring rights to any of the above targeted products or any other discontinued products. We do not believe that any of our targeted products are available on the internet or at the retail level.

Corporate Background and Business Overview

We were incorporated on November 5, 2010 under the laws of the State of Delaware. Our principal executive office is located at 20 Pape Drive, Atlantic Highlands, New Jersey 07716, and our telephone number at that office is (732) 291-3661. We intend to purchase rights to, and develop, our website at the following address: www.nostalgiafamilybrands.com. Our website and information contained on, or that can be accessed through, our website are not part of this prospectus.

We are an "emerging growth company," as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. In addition, the JOBS Act permits an emerging growth company to "test the waters" by communicating orally or in writing with qualified institutional buyers or other accredited investors to gauge interest in a contemplated securities offering, even if a registration statement has not yet been filed, and permits analysts to publish research reports about an emerging growth company that is going public even if the analyst's firm is one of the underwriters in the issuer's IPO. We have not provided any such information to any qualified institutional buyers or other accredited investors, and we are not aware of any research reports about us being published by analysts.

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MARKET FOR OUR COMMON STOCK

Market Information

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We intend to seek a market maker to file an application on our behalf to have our common stock quoted on the OTC Bulletin Board. In order for such applicable to be accepted, we will have to satisfy certain criteria in order for our common stock to be quoted on the OTC Bulletin Board. There can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our common stock will develop. We currently have no market maker that is willing to list quotations for our common stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

We have issued 3,800,000 shares of our common stock since our inception on November 5, 2010. We have a convertible note in the principal amount of $50,000 outstanding, the principal and interest of which can be converted into shares of common stock at a purchase price of $0.10 per share.

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THE OFFERING

Securities Being Registered

We are registering and have included in the offering pursuant to this prospectus, an aggregate of 3,500,000 shares of Common Stock. This offering shall terminate ninety (90) days after the Registration Statement is declared effective by the SEC which may be extended by the Company for additional ninety (90) day periods up to twelve months.

Plan of Distribution

We are registering 3,500,00 shares of common stock which shall be sold by either our officers, director or by agents or brokers engaged by us. At this time, we have not entered into any agreement nor have we had any discussions with any agents or brokers. The sale of our shares may involve block transactions on the over-the-counter market or on other quotation services or exchanges on which the shares are then quoted or listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market; or by any other legally available means.

Offering Price	We shall sell the Company's Shares at a price of $0.10 per share.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $300,000, based on an initial public offering price of $0.10 per share and after deducting estimated offering expenses payable by us of approximately $50,000.

We intend to use the net proceeds from the sale of our common stock in this offering to purchase the rights to and commercialize discontinued consumer product brands and for general corporate purposes. See "Use of Proceeds."

Securities Outstanding

As of the date of this Registration Statement, there are three million eight hundred thousand (3,800,000) shares of Common Stock issued and outstanding. If the Company sells all of the Company's Shares pursuant to this offering, there shall be seven million three hundred thousand (7,300,000) shares of Common Stock issued and outstanding at the termination of this offering.

Risk Factors

An investment in our shares is highly speculative and purchasers may suffer a rapid and substantial dilution per common share compared to the purchase price. No individual should invest in our common shares who cannot afford to risk the loss of his or her entire investment. See "Risk Factors" on Page 7 of this Prospectus.

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RISK FACTORS

An investment in our Company is highly speculative in nature and involves an extremely high degree of risk.

Accordingly, prospective investors should consider carefully the following risk factors, in addition to the other information with respect to our business contained in this Prospectus, before purchasing the Shares pursuant to this Prospectus.

Risks Related to Our Business

As a newly established company with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on November 5, 2010 and our business is in its early planning stages and has not commenced operations. Our business prospects are difficult to predict because of our limited operating history, early stage of establishment and unproven business strategy. While we intend to focus on acquiring rights to and reviving discontinued consumer product brands, there can be no assurance that we will be successful in implementing our business plan. We may never generate revenues or attain profitable operations, and our management may not succeed in realizing our business objectives.

We are uncertain of our ability to function as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate sufficient revenue, if any, from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are as of yet unknown. Wei, Wei & Company, LLC, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to completely execute our business plan. As a result, we may have to cease our business and liquidate any assets we own and purchasers of our common stock may lose their entire investment.

Our business will fail if we are unable to identify, acquire, commercialize, market and sell discontinued consumer product brands or otherwise implement our business plan successfully.

The success of our business plan is dependent, among other things, on our ability to identify, acquire, commercialize, market and sell discontinued consumer product brands. Our business will fail if we cannot successfully implement our business plan or successfully market our planned products.

We expect to suffer losses for the foreseeable future.

We expect to incur operating losses for the foreseeable future. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our planned business. We cannot guarantee that we will ever become successful in generating sufficient revenues in the future. If we are unable to generate sufficient revenues, we will not be able to earn profits or continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

If our views on the purchasing power of nostalgia as a driver for sales of consumer products is erroneous, our financial condition and results of operations will likely suffer.

We believe that there is a potential market for the revival of discontinued consumer product brands based upon the strength of nostalgia in the senior population. We can give no assurance that our views on nostalgia or its use as a marketing tool to sell products will prove to be successful, especially considering that any brands we may acquire were likely discontinued due to a lack of sales or popularity at such time. If such views turn out to be erroneous, our results of operations and financial condition would be materially and adversely affected and our business may fail.

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We intend to enter a competitive market which could impact our ability to gain market share and accordingly, could harm our financial performance.

The market for consumer products is very competitive. Although we intend to differentiate ourselves from other companies, there are a number of companies, many of which are established, adequately funded and which sell numerous products which would compete with any brands we may acquire. If we cannot gain shelf space for our planned products at retailers or gain market share, our business and financial performance will be adversely affected.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to successfully develop our business, generate operating revenues and achieve profitability depends upon our ability to obtain the necessary financing to implement our business plan. We will require financing through the issuance of additional debt and/or equity in order to implement our business plan, including identifying, acquiring and distributing consumer products, building inventory, hiring additional personnel as needed and eventually establishing profitable operations. Such financing may not be forthcoming. As it has been widely reported, global and domestic financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors, including, but not limited to, weak economic conditions. As a result, the cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets has diminished significantly, even more so for smaller companies like ours. If such conditions and constraints continue, we may not be able to acquire funds either through credit markets or through equity markets and, even if financing is available, it may not be available on terms which we find favorable. Failure to secure funding when needed will have an adverse effect on our ability to meet our obligations and remain in business.

If our estimates related to expenditures are erroneous or inaccurate, our business may fail.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures for the next twelve months and beyond, including, but not limited to, the expenditures we expect to incur as a public reporting company, costs relating to acquiring rights to consumer product brands and commercialization of those brands, website development, and advertising and administrative expenses all of which management estimates will cost an aggregate minimum of approximately $300,000 over the next 12 months. If such estimates are erroneous or inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business.

If we are unable to identify and retain qualified personnel, our business and financial performance may suffer.

We expect to be dependent on relationships with third parties in order to successfully commercialize our planned product lines. As a new company with very limited operating history and resources we may have difficulty in attracting and retaining the personnel required by us. If we are unable to fill those key positions or if we fail to hire or retain the necessary personnel, our business will suffer.

We need to retain key personnel to support our product and ongoing operations.

Our future success depends upon the continued service of Mr. William P. McDermitt, our Chief Executive Officer and sole Director, and Mr. Edward O'Donnell, our Vice President, Chief Financial Officer and Secretary, upon whom we are relying to implement our business plan. The loss of the services of either Mr. McDermitt or Mr. O'Donnell could negatively impact our ability to select and commercialize potential brands, which would adversely affect our financial results and impair our operations.

Each of our executive officers are part-time employees and have committed to spend such time as they deem reasonably necessary to launch our business. Our inability to have a full-time chief financial officer may make it more difficult to, or cause a delay in, launching and developing our business and in meeting the reporting requirements of a public company.

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Our Chief Executive Officer and sole Director lacks experience in and with publicly traded companies.

While we intend to rely heavily upon Mr. McDermitt, he has no experience serving as an officer and/or director of a publicly traded company or experience with the reporting requirements which public companies are subject to. In addition, Mr. McDermitt has no experience with the financial accounting and preparation requirements of financial statements which are required to be filed quarterly and annually under the Securities Exchange Act of 1934, as amended. Consequently, our operations and ultimate financial success may suffer irreparable harm due to our chief executive officer's lack of experience with publicly traded companies and the financial accounting and preparation requirements of the Exchange Act.

We could be subject to SEC penalties if we do not file all of our SEC reports.

Although we are presently up to date in our filings, in the past we have not timely filed all of our annual and quarterly reports required to be filed by us with the U.S. Securities and Exchange Commission ("SEC"), in a timely manner. It is possible that the SEC could take enforcement action against us, including potentially the de-registration of our securities, if we fail to file our annual and quarterly reports in a timely manner as required by the SEC. If the SEC were to take any such actions, it could adversely affect the liquidity of the future trading in our common stock and the amount of information about our Company that is publicly available.

In the event we are delinquent with respect to our reporting requirements in the future, the Securities and Exchange Commission may revoke the registration of our common stock and, if our common stock is quoted on the OTC Bulletin Board, quotation of our common stock will be terminated.

If, in the future, we are delinquent with respect to our reporting requirements, the Commission may revoke the registration of our common stock. If the Commission revokes the registration of our common stock, brokers, dealers and other market participants would be prohibited from buying, selling, making a market in, publishing quotations of, or otherwise effecting transactions with respect to such common stock until, in the case of suspension, the lifting of such suspension, or, in the case of a revocation, we file a new registration statement with the Commission under the Exchange Act and that registration statement is declared effective. As a result, public trading of our common stock would cease and investors would find it extraordinarily difficult to acquire or dispose of our common stock or obtain accurate price quotations for our common stock, which could result in a significant decline in the value of our stock. In addition, any business which we acquire or start may be adversely impacted, including, without limitation, an adverse impact on our ability to issue stock to raise equity capital, engage in business combinations or provide employee incentives.

In addition, if our shares become quoted on the OTC Bulletin Board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC. In the event that we become delinquent in our required filings with the SEC, quotation of the common stock will be terminated following a 30 day grace period if we do not make our required filing during that time.

Risks Related to our Common Stock

There is currently no public market for our securities and there can be no assurance that any public market will develop or that our Common Stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for our Common Stock will develop, or, if developed, be sustained. Our Common Stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

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Because we will be subject to "penny stock" rules if our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which stockholders may sell their shares.

Stockholders may not be able to resell the shares which they purchase in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock, and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that stockholder's may not be able to sell their shares at or above the price which they paid for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board or other over-the-counter market and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of capital stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any;

•	fluctuations in stock market price and volume; and

•	general economic and market conditions

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Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely upon capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing stockholders.

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value, of which 3,800,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common and preferred stock and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing stockholders' interests, which will negatively affect the value of their shares.

The market price of our common stock may decline as a result of sales of a large number of shares of our common stock or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also may make it more difficult for us to raise additional capital by selling equity securities in the future, at a time and price that we deem appropriate.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock, including, but not limited to, shares issued in connection with an acquisition or the perception that such sales or distributions could occur, may cause the market price of our common stock to decline.

Any issuance of preferred stock would make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which would depress the price of our common stock.

Our Board of Directors has the authority to issue preferred stock and to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock may be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium over the market price and adversely affecting the market price and the voting and other rights of the holders of our common stock.

We will incur significant costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives. We may fail to comply with the rules that apply to public companies, which could result in sanctions or other penalties that would harm our business.

We will incur significant legal, accounting and other expenses as a public company, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, and regulations regarding corporate governance practices, such as accurately and timely filing annual and interim reports, soliciting proxies for annual and special meetings of stockholders, conflicts of interest policies and a code of conduct. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements. Moreover, the reporting requirements, rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors' and officers' insurance, on acceptable terms.

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After a public offering, we will be subject to Section 404 of The Sarbanes-Oxley Act of 2002 and the related rules of the SEC, which generally require our management and if we meet certain requirements, our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Section 404 generally requires an annual management assessment of the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or a smaller reporting company or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting.

Management is responsible for establishing and maintaining adequate internal control over financial reporting of the Company. Management, with the participation of our principal executive officer and principal financial officer, has evaluated the effectiveness of our internal control over financial reporting as of December 31, 2014. Based upon this evaluation, Management concluded our disclosure controls and procedures were not effective to provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate; because of the Company's lack of financial resources, causing the Company to be delinquent in its Exchange Act filings.

If we have a material weakness in our internal controls over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm, if required, may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, failure to maintain an effective system of internal control, or any other problems with our financial systems or internal controls, could result in delays or inaccuracies in reporting financial information or failure to comply with SEC reporting and other regulatory requirements. Any of these situations could adversely affect our business and stock price.

We are an "emerging growth company"

The JOBS Act permits "emerging growth companies" like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a non-affiliate public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor's attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit "say-on-pay", "say-on-pay frequency" and "say-on-parachute" votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. In addition, the JOBS Act permits an emerging growth company to "test the waters" by communicating orally or in writing with qualified institutional buyers or other accredited investors to gauge interest in a contemplated securities offering, even if a registration statement has not yet been filed, and permits analysts to publish research reports about an emerging growth company that is going public even if the analyst's firm is one of the underwriters in the issuer's IPO. We have not provided any of such information to any qualified institutional buyers or other accredited investors, and we are not aware of any research reports about us being published by analysts.

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We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

Use of Proceeds

Assuming the sale of all 3,500,000 shares of common stock we are offering pursuant to this prospectus, we estimate that we will receive approximately $300,000 in net proceeds from this offering after deducting estimated expenses of $50,000.

We expect to use the net proceeds that we receive from this offering to purchase the rights to and commercialize discontinued consumer product brands and for general corporate purposes. However, as of the date of this prospectus, we have no definitive agreement relating to any such acquisition or investment.

We have not yet determined the amount of net proceeds which will be used for specific purposes. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. Pending the application of the net proceeds from this offering, the net proceeds may be invested in short-term securities or other investment products.

Assuming all of the shares being offered by us are sold resulting in gross proceeds of $350,000, we expect to use the proceeds in the priority set forth below, within the first 12 months after successful completion of this offering and receipt of the funds.

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Proceeds to the Company	$350,000
Expense relating to this offering	50,000[1]
Net Proceeds	$300,000

Expenditures
Product Acquisition	$25,000
Manufacturing	100,000
Advertising and Marketing	75,000
Accounts Payable	40,000
Working capital and general corporate purposes
Legal and accounting fees	25,000
Salaries and consulting fees	15,000
Office overhead	10,000
Miscellaneous expenses	10,000
Use of Net Proceeds	$300,000

DIVIDEND POLICY

We have not paid any dividends since our inception and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our business. The payment of dividends in the future will depend upon factors including, but not limited to, our earnings, capital requirements, and operating financial conditions.

Determination of Offering Price

We have arbitrarily determined the offering price of $0.10 per share. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.

Dilution.

Our net tangible book value as of March 31, 2015 was approximately $(88,841), or negative $0.023 per share of common stock based upon 3,800,000 shares of common stock outstanding as of such date. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2015. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of common stock immediately after completion of this offering.

After giving effect to the sale of all the shares being sold pursuant to this offering at the offering price of $0.10 per share and after deducting estimated offering expenses payable by us of $50,000, our net tangible book value would be approximately $211,159, or $0.029 per share of common stock. This represents an immediate increase in net tangible book value of $0.052 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.071 per share, or 71% per share, to new investors purchasing the shares in this offering.

__________________

[1] Our Common Stock will be sold by either our officers and directors or by an underwriter engaged by us. At this time, we have not entered into any agreement nor have we had any discussions with any underwriters. To the extent that our Common Stock is sold by an underwriter, we anticipate that the underwriter shall receive a commission of up to 6% and a non accountable expense allowance of up to 2% which shall increase the expenses related to this offering and decrease working capital.

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The following table illustrates this per share dilution if all 3,500,000 shares are sold:

Offering ($0.10)
Public offering price per share of common stock		$0.10
Net tangible (deficit) per common share as of March 31, 2015	$(0.023)
Increase in net tangible book value per share attributable to existing stockholders	0.052
Net tangible book value per share as adjusted after this offering		0.029
Dilution per share to new investors		$0.071

Because we are offering up to 3,500,000 shares on a best efforts basis and there are no minimum proceeds required to close this offering, it is probable that we may be able to sell less than 3,500,000 shares that we are offering. The following tables provide the per share dilution if 75%, 50%, and 25% of the 3,500,000 shares offered pursuant to this prospectus are sold:

After giving effect to the sale of 75%, or 2,625,000 shares being sold pursuant to this offering at the offering price of $0.10 per share, and after deducting estimated offering expenses payable by us in the amount of $50,000, our net tangible book value would be approximately $123,659, or $0.019 per share of common stock. This represents an immediate increase in net tangible book value of $0.042 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.081 per share, or 81% per share, to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution if 75%, or 2,625,000 shares are sold:

Offering ($0.10)
Public offering price per share of common stock		$0.10
Net tangible (deficit) per common share as of March 31, 2015	$(0.023)
Increase in net tangible book value per share attributable to existing stockholders	0.042
Net tangible book value per share as adjusted after this offering		0.019
Dilution per share to new investors		$0.081

After giving effect to the sale of 50%, or 1,750,000 shares being sold pursuant to this offering at the offering price of $0.10 per share, and after deducting estimated offering expenses payable by us in the amount of $50,000, our net tangible book value would be approximately $36,159, or $0.007 per share of common stock. This represents an immediate increase in net tangible book value of $0.030 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.093 per share, or 93% per share, to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution if 50%, or 1,750,000 shares are sold:

Offering ($0.10)
Public offering price per share of common stock		$0.10
Net (deficit) per common share as of March 31, 2015	$(0.023)
Increase in net tangible book value per share attributable to existing stockholders	0.030
Net tangible book value per share as adjusted after this offering		0.007
Dilution per share to new investors		$0.093

After giving effect to the sale of 25%, or 875,000 shares being sold pursuant to this offering at the offering price of $0.10 per share, and after deducting estimated offering expenses payable by us in the amount of $50,000, our net tangible (deficit) would be approximately $(51,341), or negative $(0.011) per share of common stock. This represents an immediate increase in net tangible book value of $0.012 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $(0.111) per share, or 111% per share, to new investors purchasing the shares in this offering.

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The following table illustrates this per share dilution if 25%, or 875,000 shares are sold:

Offering ($0.10)
Public offering price per share of common stock		$0.10
Net (deficit) per common share as of March 31, 2015	$(0.023)
Increase in net tangible book value per share attributable to existing stockholders	0.012
Net tangible book value per share as adjusted after this offering		(0.011)
Dilution per share to new investors		$(0.111)

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering assuming the sale of all of the shares we are offering pursuant to this prospectus:

	Price Per Share	Number of Shares Held	Percent of Ownership	Aggregate Consideration Paid
Existing stockholders	$0.01	3,800,000	52.05%	$38,000
Investors in this offering	$0.10	3,500,000	47.95%	$300,000

Selling Security Holders

Not Applicable.

Plan of Distribution

Upon effectiveness of the registration statement of which this prospectus is a part, we will conduct the sale of 3,500,000 shares which we are offering on a self-underwritten, best-efforts basis. This offering will be conducted upon a best-efforts basis utilizing the efforts of our officers and sole director. There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association or inter-dealer quotation system. We have not identified any market makers with respect to assisting us to apply for such quotation. We are unable to estimate when we expect to undertake this endeavor or whether we will be successful. In the absence of listing, no market is available for investors in our common stock to sell the shares offered herein. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the shares listed for trading.

If the shares ever become tradable, the trading price of such shares may be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell the shares at a price greater than the price at which they are being offered. We do not anticipate entering into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements.

We will not be conducting a mass-mailing in connection with this offering nor will we use the Internet to conduct this offering.

Our Chief Executive Officer and sole director, William McDermitt, is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934. He will rely upon Rule 3a4-1 to sell our securities without registering as a broker-dealer. Mr. McDermitt serves as our Chief Executive Officer and primarily performs substantial duties for or on our behalf other than in connection with transactions in securities and he will continue to perform those duties at the end of the offering. Mr. McDermitt has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months, and he has not nor will he participate in the sale of securities for any issuer more than once every 12 months. He will not receive commissions in connection with his participation.

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We plan to offer our shares to the public at a fixed price of $0.10 per share with no minimum amount required to be sold. Our officers and sole director will not purchase any shares in this offering. Investors can purchase the shares in this offering by contacting us. We accept payments for the shares in the form of either cash payments made in United States currency either by personal check, bank draft, or cashier's check. We expressly reserve the right to either accept or reject any subscription. All accepted subscription agreements are irrevocable. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. We will keep the offering of 3,500,000 shares of common stock open until we sell all of the shares registered or for ninety days from the effective date of this offering, whichever occurs first. The Board of Directors may also elect to extend the offering for additional ninety day periods up to 12 months if all shares have not been sold by the end of the initial ninety day period. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement nor can we guarantee that we will sell any shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we intend to offer our common stock upon effectiveness of this prospectus in the State of New York.

We are bearing the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Transfer of our common stock may be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Description of Securities to be Registered

DESCRIPTION OF CAPITAL STOCK

General

The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of the capital stock contained in our amended and restated certificate of incorporation, amended and restated bylaws and applicable law. We intend to amend and restate our certificate of incorporation and bylaws prior to consummation of this offering. A copy of our amended and restated certificate of incorporation and amended and restated bylaws will be filed as exhibits to the Registration Statement of which this prospectus is a part.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. Upon the consummation of this offering, assuming the sale of all of the shares offered pursuant to this prospectus, 7,300,000 shares of common stock will be issued and outstanding. All of our issued and outstanding shares of capital stock are, and the shares of capital stock to be issued in this offering will be, validly issued, fully paid and non-assessable.

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Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

The holders of our common stock are entitled to receive dividends, if declared by our board of directors, from the funds legally available subject to any statutory or contractual restrictions on the payment of dividends.

The holders of our common stock do not have preemptive, subscription, redemption or conversion rights.

Voting

Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation's voting stock. The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Stockholders will not be entitled to cumulative voting in the election of directors. The foregoing provisions of the Delaware General Corporation Law may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of our company.

Charter and Bylaws Anti-Takeover Provisions

Our bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing.

Our bylaws establish an advance notice procedure for stockholders to bring matters before special stockholder meetings, including, but not limited to, proposed nominations of persons for election to our board of directors. These procedures specify the information stockholders must include in their notice and the timeframe in which they must give us notice. At a special stockholder meeting, stockholders may only consider nominations or proposals specified in the notice of meeting. A special stockholder meeting for any purpose may only be called by our board of directors or our chief executive officer and will be called by our chief executive officer at the request of the holders of a majority of our outstanding shares of capital stock.

Our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a meeting. However, our bylaws may have the effect of precluding the conduct of that item of business at a meeting if the proper procedures are not followed. These provisions may discourage or deter a potential third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

The foregoing provisions of our certificate of incorporation, our bylaws and the Delaware General Corporation Law may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of the company.

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Limitation on Liability and Indemnification of Directors and Officers

Our bylaws limit our directors' and officers' liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director's or officer's duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our bylaws will generally not limit liability under state or federal securities laws.

Delaware law and our bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney's fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent

We have engaged Vstock Transfer, LLC as our transfer agent to serve as such for shares of our common stock. Vstock Transfer, LLC will commence its services as soon as practicable following the effectiveness of the registration statement of which this prospectus forms a part and the successful sale of the common stock offered pursuant to this prospectus. Until Vstock Transfer, LLC commences its services, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock. Our officers do not have any experience acting as a transfer agent for publicly traded securities.

Interests of Named Experts and Counsel

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Mintz & Fraade, P.C., New York, New York.

EXPERTS

The financial statements included in this prospectus have been so included in reliance on the report of Wei, Wei & Co. LLC, for the years ended December 31, 2013 and December 31, 2014. Wei, Wei & Co LLC is an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

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Information with Respect to the Registrant

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You may inspect a copy of the registration statement and the exhibits and schedules thereto without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C.20549. You may obtain copies of all or any part of the registration statement from such office at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov. The Internet website contains reports, proxy, information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus is a part, at the SEC's Internet website.

Description of Business

PROPOSED BUSINESS

Overview

We were incorporated under the laws of the State of Delaware on November 5, 2010.

In 2012, we filed a Registration Statement with respect to the sale of up to 3,000,000 shares of our common stock at a purchase price of $0.10 per share. The registration statement went effective on August 13, 2012. We were unable to raise any money pursuant to the prior Registration Statement.

The Company is an "emerging growth company" ("EGC"), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act ("the JOBS Act"), that eases restrictions on the sale of securities and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission's ("SEC's") reporting and disclosure rules (See Emerging Growth Companies Section Below). The Company has selected December 31 as its year end.

We aim to acquire ownership of and other rights to discontinued consumer product brands with the ultimate goal of reviving these products and commercializing them based on the concept that nostalgia for such brands will be a powerful incentive to purchase by the 55 and over population, which we refer to in this report as the senior population. We believe that many formerly popular brand names that were discontinued by their parent company still resonate with the senior population and if so revived and made available in supermarkets and other retail establishments, would attract this population and others as consumers.

We believe that as a person ages, he or she often feels left behind and tends to remember the "good old days" when life was simpler. We believe we can tap into these feelings and use it as a trigger for purchasing decisions, as studies have shown that seniors miss their youth and many of the products which they used during childhood that are no longer available. According to a December 2010 study from ArizonaStateUniversity's W.P.CareySchool of Business, a significant number of the senior population miss the life they led as children and younger adults, and many of the products which they used during that time which are no longer available. We believe that the combination of familiarity and positive associations linger as a person ages, and we intend to build on these associations to revive a retail presence for one or more discontinued consumer product brands that at one time were widely recognized.

We are a newly established company and have limited operations. For the period from November 5, 2010 (Inception) to March 31, 2015, we have not generated any revenue and incurred net losses of $(109,841). Due to the "newly-established" nature of our business, we expect to incur losses as we expand. To date, our cash flow requirements have been met by an equity financing and debt. If we are unable to successfully generate sufficient profits or otherwise obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any financing arrangement will be sufficient to cover cash requirements during the early stages of our operations. For these reasons, our independent registered public accounting firm believes that there is substantial doubt that we will be able to continue as a going concern.

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Proposed Products

We intend to target for purchase the intellectual property and other rights to discontinued consumer product brands. We consider a product to be discontinued if it is no longer available at traditional retail levels such as grocery and drug stores, or on the internet.

We do not currently own any brand names or have any products for sale. To date, we have researched over 100 discontinued products and are focusing upon 20 of these products in following three categories of consumer products: candy, food other than candy, and personal products, as follows:

•	Candy. Bit-O-Licorice, Big Yank, Old Nick and Hollywood candy bars.

•	Food Other Than Candy. Amazo Instant Dessert, Ballard Cornbread Mix, Cocomalt, Hydrox Cookies, Krumbles Cereal, Ann Page Pork and Beans, Pep Cereal, Puffa Puffa Rice Cereal and Van Camp's Chili Con Carne.

•	Personal Products. Calox Tooth Powder, Chipso Laundry Soap, Forhans for the Gums, Rapid Shave, Shower Mate, Stopette Deodorant and Sun 'N' Surf.

We hope to acquire at least one product from each category. Some of the product brands we intend to target for acquisition are in public domain while the rights to others are still owned by companies from whom we would endeavor to acquire the manufacturing and distribution rights either upon a royalty basis or outright purchase.

There can be no assurance that we will be successful in acquiring rights to any of the above targeted products or any other discontinued products. We do not believe that any of our targeted products are available on the internet or at the retail level.

Demographics

According to our research:

•	An estimated 55 million people in the United States are over the age of 55. We believe this large and growing segment of the population are a viable demographic market with more financial resources and an increasing awareness of their power as consumers. According to George Moschis, Director of Georgia's StateCenter for Mature Consumer Studies, by 2020, the senior population is expected to number approximately 115 million.

•	The number of U.S. persons age 65 and over in 2010 was estimated at 40 million persons according to the World Factbook (2010 Edition) which is approximately 13% of the nation's total and greater than the populations of more than 200 of the world's countries (GeoHive.com-2010). It is estimated that U.S. persons age 65 and over may increase in size by 40% by 2017.

•	The senior population controls in excess of three-fourths of the United States' wealth, and the 65 and over age group - a subset of the senior population - has twice as much per capita income as the average baby boomer (George Moschis, Director of Georgia's StateCenter for Mature Consumer Studies).

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•	The senior population possesses over $900 billion in spending money, and nearly a quarter of householders aged 65 to 69 have a net worth of $250,000 or more (George Moschis, Director of Georgia's StateCenter for Mature Consumer Studies).

•	According to the 2004 PewResearchCenter's Internet and American Life Project which was updated in August 2010, only 31% of members of the 65 and over age group have broadband internet connections. The study found that many seniors do not find the internet to be relevant to their lives (48%), are uncomfortable with computers (60%) and are not interested in going on-line (90%).

The U.S. government statistics from 2013 shows that Florida has the highest population of people aged 65 and over followed by Maine, West Virginia, Delaware, Pennsylvania and Montana. According to the United States Census Bureau, 31 states had a proportion of older people that exceeded the national proportion of 14.1%.

Marketing, Advertising and Distribution

We plan to market our anticipated product brands using a combination of radio and print media advertising. Advertising over the radio is expected to commence in the areas most concentrated with a senior population. Our website will not initially offer our products for sale, but rather will direct potential consumers to area retail outlets carrying our products.

In addition, we intend to purchase advertising space for particular regions of major weekend supplements including, but not limited to, Parade and USA Weekend, to target our market and advise the senior population that their favorite brands are once again available at retail stores in their area. We intend to purchase the advertising space through cash payments and payments in the form of shares of our common stock. We believe that advertising can be purchased for cash or stock with little or no lead time and at substantial discounts from prevailing market prices for "remainders" which are sections of a national run by these and other publications when not sold by print time; provided however, there can be no assurance that we will be successful in purchasing advertising space through cash or stock payments or at all.

We expect that if and when demand is created through our advertising campaigns, it will be easier to retain independent manufacturer's representatives to sell our products to regional buyers at independent retailers and retailers will be more likely to stock our products as a result of advertising-generated demand. These independent representatives also obviate the need for us to have sales personnel on our payroll, thus keeping our labor costs down. We expect independent representatives will charge us a fee of between 5% and 15% of any sales brokered by them with potential bonuses for meeting pre-determined sales levels.

We intend to ultimately sell our products primarily in the mass market retail channel in all 50 states, including, but not limited to, supermarket chains, drug stores, gas station marts, mass merchandisers and warehouse clubs.

Production

We expect that all product production will initially be out-sourced to third-party manufacturers. We do not anticipate expenses with respect to inventory, distribution and storage. All of our products will be shipped directly to consumers from third-party manufacturers or distributors.

Competition

Our proposed business is subject to significant competition. The food and consumer products industry is fragmented, highly competitive and is dominated by large multinational companies including, but not limited to, Nestle, Kraft Foods, Mars, Proctor & Gamble and Unilever, as well as smaller competitors, many of whom have already established their brand name recognition in our proposed markets. In addition, many of our competitors have significantly larger marketing personnel and financial resources than we have and competition for shelf space in grocery stores and other retail outlets is intense, costly and poses great difficulty for smaller food and consumer product companies and distributors.

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We intend to offer distinctive products which address specific consumer needs. We will target the senior population where nostalgia is expected to be a strong motivator for purchases. However, these efforts will not guarantee that we will be competitive or that our business plan will be successful. Further, we intend to compete with other companies that see the value of reintroducing discontinued product brands.

We believe that competition is based primarily upon availability, price, quality and efficacy of products, customer service, brand name recognition and marketing and trade support, and successful product introductions.

Intellectual Property

We do not own any intellectual property. As part of our acquisition strategy, we will endeavor to purchase all relevant trademarks, trade names, trade secrets and other intellectual property of the consumer product brands which we aim to acquire.

Research and Development Activities

Other than time spent researching our proposed business and identifying potential product acquisitions, we have not spent any funds on research and development activities to date. We do not currently plan to spend any material funds on research and development activities in the future.

Employees

We do not presently have any employees other than our two executive officers, neither of whom are expected to be full-time employees. Our officers are responsible for planning, developing and operational duties, and will continue to do so throughout the early stages of our growth. We have no intention of hiring employees until our business has been successfully launched and we have sufficient, reliable revenue from our operations, which is not expected for at least the next 12 months. Although we cannot reliably estimate the percentage of time each of our executive officers will spend on behalf of our Company prior to the successful launch of our business, of which we can give no assurance of success, they have each committed to spend such time as they deem reasonably necessary to launch our business. Mr. McDermitt is available to work as a full-time employee if and when we successfully launch our business. Mr. O'Donnell, our CFO, will re-evaluate his time commitments to us if and when we successfully launch our business.

We intend to retain independent manufacturer's representations to seek buyers of our products, once available. We have not yet identified any such independent representatives.

Description of Property

We do not own interests in any real property. We are using our president's home address as our business address. We do not pay any money to use 20 Pape Drive, Atlantic Highlands, New Jersey 07716 as our business address.

We believe our office is in good operating condition and adequately serves our current business operations. We also anticipate suitable additional or alternative space will be available at commercially reasonable terms for future expansion to the extent necessary.

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Legal Proceedings

A complaint against the Company was served on January 17, 2014 by Vintage Filings PR Newswire in the Superior Court of New Jersey for an amount of indebtedness of $5,894. The claim was settled and a stipulation was filed with the court on May 8, 2014, providing for payments by the Company commencing July 1, 2014, in the aggregate amount of $6,084. Subsequently, a judgment was entered into against the Company on September 9, 2014 for the amount of $6,084 plus costs and interest from August 28, 2014. To date, $500.00 has been paid with respect to the judgment. The plaintiff initially agreed to defer taking action to enforce the judgment however, the time frame which the plaintiff initially agreed upon has expired. The Company is in the process of negotiating an extension which the Company believes shall be sufficient time to complete this offering.

Market price of and Dividends on the Registrant's Common Equity and related stockholder matters

The company's common stock is currently not traded. Arrangements are being made for an offering to sell up to 3,500,000 shares of our common stock on a best efforts, self-underwritten basis for up to ninety (90) days following the date of this prospectus at a fixed price of $0.10 per share which may by extended by us for additional ninety (90) day periods up to 12 months. We intend to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board or the OTC Pink Market. However, there can be no assurances that the Company's stock will ever be listed or traded on a public market.

There are currently 44 holders of common stock.

We have not paid any dividends since our inception and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our business. The payment of dividends in the future will depend upon factors including, but not limited to, our earnings, capital requirements, and operating financial conditions.

Financial Information

We have not been involved in any business combination, acquisition or transaction with another company.

Supplementary Financial Information

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 10, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results. We are in a developmental stage. We have not generated any revenues to date. Our entire activity since our inception has been to launch our planned business and prepare for our proposed fundraising through an offering of our equity securities.

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Overview

We aim to acquire ownership and other rights to discontinued consumer product brands, with the ultimate goal of reviving these products and commercializing them, based on an idea that nostalgia for such brands will be a powerful incentive to purchase among the senior population. We believe that many formerly popular brand names that were discontinued by their parent companies still resonate with the senior population and if so revived and made available in supermarkets and other retail establishments, would attract this population and others as consumers.

We are a newly established company and have limited operations. For the period from November 5, 2010 (Inception) to March 31, 2015, we have not generated any revenue and incurred net losses of $(109,841). For the period ended March 31, 2015, we have generated net losses of $(1,576). Due to the "early" nature of our business, we expect to incur losses as we expand. To date, our cash flow requirements have been met in part by an equity financing and debt. If we are unable to successfully generate sufficient profits or otherwise obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of our operations. For these reasons, our independent registered public accounting firm believes that there is substantial doubt that we will be able to continue as a going concern.

We will be unable to begin our proposed operations unless and until we obtain additional funds.

JOBS Act

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.

Business Activities to Date

As of the date of this prospectus, we have spent time researching our proposed business and identifying potential product acquisitions. We intend to purchase rights to and develop our website at the following address: www.nostalgiafamilybrands.com.

Results of Operations

We have not generated any revenues since our inception on November 5, 2010.

For the period ended March 31, 2015, our operating expenses were primarily comprised of selling, general and administrative expenses and professional fees of $1,576.

For the year ended December 31, 2014, our operating expenses were primarily comprised of selling, general and administrative expenses and professional fees of $5,875.

For the year ended December 31, 2013, our operating expenses were primarily comprised of selling, general and administrative expenses and professional fees of $17,616.

Our total assets as of March 31, 2015 are $17,000, consisting entirely of a prepaid expense.

Our total assets as of December 31, 2014 are $17.000, consisting entirely of a prepaid expense.

Our total assets as of December 31, 2013 are $18,000, consisting entirely of a prepaid expense.

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Known Trends and Uncertainties

The success of our business plan is dependent, among other things, on our ability to identify, acquire, commercialize, market and sell discontinued consumer product brands. Our business will fail if we cannot successfully implement our business plan, or successfully market our planned products. Additionally, if our views on the strength of nostalgia as a driver for sales of consumer products is erroneous, our financial condition and results of operations would likely suffer. See "Risk Factors-Risks Related to our Business."

Expenditures

Assuming all of the shares being offered by us are sold, resulting in gross proceeds to us of $350,000, we expect to use the proceeds in the priority set forth below, within the first 12 months after successful completion of this offering and receipt of the funds.

Proceeds to the Company	$350,000
Expenses relating to this offering	50,000[2]
Net Proceeds	$300,000

Expenditures
Product Acquisition	$25,000
Manufacturing	100,000
Advertising and Marketing	75,000
Accounts Payable	40,000
Working capital and general corporate purposes
Legal and accounting fees	25,000
Salaries and consulting fees	15,000
Office overhead	10,000
Miscellaneous expenses	10,000
Use of Net Proceeds	$300,000

We will need to raise $350,000 from our offering to complete our projected 12-month plan. If we are not successful in raising this amount, it will impact our ability to acquire, manufacture and commercialize discontinued consumer product brands. If we are unable to raise the maximum amount being offered in this offering, we would have to reduce the number of brands acquired, which would result in less funds needed to be allocated for manufacturing and advertising, among other expenditures.

Liquidity and Capital Resources

We are a newly established company with limited operating history. There is a limited operating history by which to evaluate the likelihood of our success or our ability to continue as a going concern. To date, we have not generated any revenues. We will require additional funding in order to continue operations for the next 12 months. If we do complete the implementation of our business plan, we may nevertheless not be able to generate sufficient revenues to become profitable, and will likely need additional funding to continue operations. We may never secure any additional funding necessary to continue our operations. We are in the process of completing a registration statement on Form S-1 to raise $350,000, and we intend to file Form S-1 shortly after this annual report on Form 10-K is filed. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of equity or debt. We have no other financing plans at this time.

_____________________

2 Our Common Stock will be sold by either our officers and directors or by an underwriter engaged by us. At this time, we have not entered into any agreement nor have we had any discussions with any underwriters. To the extent that our Common Stock is sold by an underwriter, we anticipate that the underwriter shall receive a commission of up to 6% and a non accountable expense allowance of up to 2% which shall increase the expenses related to this offering and decrease working capital.

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Going Concern Consideration

The report of our independent registered public accounting firm expresses concern about our ability to continue as a going concern based upon the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which amends the requirements for reporting discontinued operations. Under ASU 2014-08, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results when the component or group of components is disposed of by sale or other than by sale. In addition, this ASU requires additional disclosures about both discontinued operations and the disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The guidance is effective for annual and interim periods beginning after December 15, 2014, with early adoption permitted. This accounting standard update is not expected to have a material impact on the Company's consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of this updated guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new rule also requires additional disclosure about the nature, amount, timing and judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This guidance is effective for public companies annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period and for annual reporting periods beginning after December 15, 2017 for private companies. Companies are permitted to adopt this new rule following either a full or modified retrospective approach. Early adoption is not permitted. This accounting standard update is not expected to have a material impact on the Company's consolidated financial statements.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company has early adopted ASU 2014-10 in its financial statements on January 1, 2014.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU 2014-15 provides guidance in GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The amendments in ASU 2014-15 are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. This accounting standard update is not expected to have a material impact on the Company's financial statements.

In January 2015, the FASB issued Accounting Standards Update ("ASU") ASU 2015-01 - Income Statement - Extraordinary and Unusual Items (Subtopic 225-20). This ASU addressed the simplification of income statement presentation by eliminating the concept of extraordinary items. The objective of the Simplification Initiative is to identify, evaluate, and improve areas of GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. This accounting standard update is not expected to have a material impact on the Company's financial statements.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosures.

Quantitative and Qualitative Disclosures about Market Risk

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Directors and Executive Officers

Set forth below is a list of the names, ages and positions of our executive officers and sole director.

Name	Age	Position(s)

William P. McDermitt	87	Chief Executive Officer, President and Director
Edward O'Donnell	49	Vice President, Chief Financial Officer and Secretary

Biographies of Executive Officers and Sole Director

William P. McDermitt has had a long and varied career in marketing and advertising of food and personal products, starting as a sales representative in 1953 for Proctor & Gamble selling case foods to supermarket chains. He has held positions since then at the Drug Research Corporation selling drug products to wholesalers and chain drug stores in 11 western states, from 1957 to 1959; Young & Rubicam Advertising Agency as an account manager of personal products and baby products for Johnson & Johnson, from 1960 to 1969; and with consumer magazines in advertising sales management positions including The New York Times Magazine, Ladies' Home Journal and McCall's, selling major corporations on advertising their brands in the publications, from 1970 to 1997. Accounts have included General Foods, Johnson & Johnson, Bristol Myers, S.C. Johnson Co. and General Mills. Since stepping down from his sales management position at McCall's Magazine in 1997, Mr. McDermitt has been active as a volunteer at Riverview Hospital in Red Bank, New Jersey. Mr. McDermitt holds a Bachelors of Science degree in Marketing from the New York University School of Commerce.

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Edward O'Donnell is a certified public accountant and from February 2013 until March 2015 was Chief Financial Officer of Audio Eye Communications, Inc, a software service company. From December 2010 to January 2013, Mr. O'Donnell, was Vice President, Finance, of Augme Technologies, Inc., a mobile marketing and technology company. Prior to that, until November 2010, he was the Secretary and Chief Financial Officer of Carlyle Capital Group. Prior to that, he was the Senior Vice President of Finance & Investor Relations at ACTV, Inc. a digital media company prior to its acquisition by Liberty Media. He has provided financial and modeling expertise for many innovative projects from inception through deployment and has implemented systems and controls that lead to accurate and timely financial results. Mr. O'Donnell is a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountant, holds a Bachelors of Science degree in accounting from Villanova University, and in 2003, he received a Masters in Business Administration degree from Columbia University.

Board Composition

Our Bylaws provide that the Board of Directors will consist of at least one member and that our stockholders will determine the number of directors from time to time. Each director will serve for a term which will expire upon the next annual meeting of stockholders. Each director will hold office until such time as the director's successor, if any, has been elected and qualified, or until the earlier of his resignation, removal from office, or death.

Committees of the Board of Directors

We do not have a separate audit committee, compensation committee, nominating committee, executive committee or any other committees.

The Board of Directors acts as the audit committee and oversees matters with respect to compensation and nominations of directors. The Company does not have a qualified financial expert at this time.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors." Our determination of independence of directors is made using the definition of "independent director" contained in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, even though such definition does not currently apply to us because we are not listed on Nasdaq. Under this definition, our sole director is not independent.

Involvement in Certain Legal Proceedings

A complaint against the Company was served on January 17, 2014 by Vintage Filings PR Newswire in the Superior Court of New Jersey for an amount of indebtedness of $5,894. The claim was settled and a stipulation was filed with the court on May 8, 2014, providing for payments by the Company commencing July 1, 2014, in the aggregate amount of $6,084. Subsequently, a judgment was entered into against the Company on September 9, 2014 for the amount of $6,084 plus costs and interest from August 28, 2014. To date, $500.00 has been paid with respect to the judgment. The plaintiff initially agreed to defer taking action to enforce the judgment until the current date. The Company shall try to obtain additional time from the plaintiff to complete this offering.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by our Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

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Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our board of directors. We do not have a compensation committee.

Executive Compensation and Corporate Governance

We have not paid our officers since our inception, nor do we owe, any compensation to our officers. We have not entered into any arrangements or employment agreements with either of William McDermitt or Edward O'Donnell pursuant to which either of them will be compensated now, or in the future for any services provided to us as an executive officer, and we do not anticipate entering into any such arrangements or agreements until such time as we become profitable.

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers and sole director since our inception.

There are currently no employment or other contracts or arrangements with our officers. There are no compensation plans or arrangements, including, but not limited to, payments to be made by us, with respect to our officers and sole director that would result from the resignation, retirement or any other termination of such person. There are no arrangements for sole director which would result from a change-in-control.

Director Compensation

We have not compensated our sole director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our capital stock as of December 29, 2014 with respect to:

•	each person known to us to own beneficially more than 5% of any class of our outstanding shares;

•	each of our named executive officers;

•	our sole director; and

•	our sole director and all of our executive officers as a group.

In accordance with the rules and regulations of the SEC, beneficial ownership includes voting or investment power with respect to securities. We have a convertible note in the principal amount of $50,000 outstanding, the principal and interest of which can be converted into shares of common stock at a purchase price of $0.10 per share. To our knowledge, except pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock. The address for each stockholder listed below is c/o Nostalgia Family Brands, Inc., 20 Pape Drive, Atlantic Highlands, New Jersey 07716.

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Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
William P. McDermitt	500,000	13.16%
Edward O'Donnell	100,000	2.63%
All executive officers and sole director as a group (2 people)	600,000	15.79%

Mr. McDermitt and Mr. O'Donnell may be deemed to be our "parents" and "promoters" as such terms are defined under the federal securities laws. Mr. McDermitt has from time to time, and may in the future, consult with Mr. Edward Downe - a former employer of Mr. McDermitt - on business and marketing matters with respect to our Company. There is no agreement between Mr. Downe and our company. Mr. Downe is the president of Cubbo, Inc. Cubbo, Inc. received $30,000 in advance for consulting services provided and to be provided.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

We have not entered into any other transaction, nor are there any proposed transactions, in which our executive officers and our sole director, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The indemnification provisions relating to directors, officers and controlling persons of the registrant against liability arising under the Securities Act is included in the section titled "Indemnification of Directors and Officers" below.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Principal Accounting Fees and Services.

Wei, Wei & Co. LLC is our independent registered public accounting firm.

Audit Fees

Audit Fees represent the aggregate fees for professional services for the audit of our annual and quarterly financial statements, and S-1 review. For the years ended December 31, 2014, 2013 and 2012, we accrued $4,900, $4,400 and $4,400, respectively.

Tax Fees

For the years ended December 31, 2014, 2013 and 2012, we paid $0, $0 and $0 respectively.

All Other Fees

For the years ended December 31, 2014, 2013 and 2012, we paid $0, $0 and $0 respectively.

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INDEX TO FINANCIAL STATEMENTS

CONTENTS	PAGE

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2013, December 31, 2014 and March 31, 2015 (Unaudited)	F-3

Statements of Operations for the three month periods ended March 31, 2014 (Unaudited) and March 31, 2015 (Unaudited) and the years ended December 31, 2013 and December 31, 2014.	F-4

Statements of Cash Flows for the three month periods ended March 31, 2014 (Unaudited) and March 31, 2015 (Unaudited) and the years ended December 31, 2013 and December 31, 2014.	F-5

Statements of Changes in Stockholders' Equity for the three month period ended March 31, 2015 (Unaudited) and the years ended December 31, 2013 and December 31, 2014.	F-6

Notes to Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Nostalgia Family Brands, Inc.

We have audited the accompanying balance sheets of Nostalgia Family Brands, Inc. (the "Company"), as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders' (deficit,) and cash flows for the two year period ended December 31, 2014. These financial statements are the responsibility of the Company's management.Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required, nor have we been engaged to perform, an audit of its internal control over financial reporting.Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nostalgia Family Brands, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 7, the Company is subject to substantial risks and uncertainties of a new business and has not generated revenues since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

February 5, 2015

Flushing, NY

F-2

Nostalgia Family Brands, Inc.

BALANCE SHEETS

	December 31,		March 31,
ASSETS	2013	2014	2015
			(Unaudited)
Current assets:
Cash (Note 2)	$-	$-	$-
Prepaid expenses (Note 4)	18,000	17,000	17,000

TOTAL ASSETS	$18,000	$17,000	$17,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses (Note 8)	$32,390	$37,265	$38,841
Convertible promissory note payable (Notes 2 and 6)	-	-	50,000

Total current liabilities	32,390	37,265	88,841

Convertible promissory note payable (Notes 2 and 6)	50,000	50,000	-

Stockholders' (deficit) (Note 5):
Common stock, $0.001 par value;
50,000,000 shares authorized; 3,800,000 shares issued and outstanding	3,800	3,800	3,800
Additional paid-in capital	34,200	34,200	34,200
Accumulated (Deficit)	(102,390)	(108,265)	(109,841)

Total stockholders' (deficit)	(64,390)	(70,265)	(71,841)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$18,000	$17,000	$17,000

See independent auditors' report and accompanying notes to financial statements.

F-3

Nostalgia Family Brands, Inc.

STATEMENTS OF OPERATIONS

	Year Ended December 31,		Three Months Ended March 31,
	2013	2014	2014	2015
			(Unaudited)
Operating expenses:
Selling, general and administrative	$(526)	$(475)	$-	$(576)
Professional fees	(17,090)	(5,400)	(1,000)	(1,000)

Total operating expenses	(17,616)	(5,875)	(1,000)	(1,576)

Net (loss)	$(17,616)	$(5,875)	$(1,000)	$(1,576)

(Loss) per common share, basic and diluted (Note 2)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding, basic and diluted	3,800,000	3,800,000	3,800,000	3,800,000

See independent auditors' report and accompanying notes to financial statements.

F-4

Nostalgia Family Brands, Inc.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,		Three Months Ended March 31,
	2013	2014	2014	2015
			(Unaudited)
Cash flows from operating activities:
Net (loss)	$(17,616)	$(5,875)	$(1,000)	$(1,576)
Change in operating assets and liabilities:
Decrease in prepaid expenses	12,000	1,000	-	-
Increase in accounts payable and accrued expenses	5,565	4,875	1,000	1,576

Net cash (used in) operating activities	(51)	-	-	-

Net change in cash	(51)	-	-	-
Cash, beginning of the period	51	-	-	-

Cash, end of the period	$-	$-	$-	$-

Supplemental disclosure of cash flow information

Cash paid for income taxes	$-	$-	$-	$-

Cash paid for interest	$-	$-	$-	$-

See independent auditors' report and accompanying notes to financial statements.

F-5

Nostalgia Family Brands, Inc.

STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

	Common Stock		Additional paid-in	Accumulated
	Shares	Amount	capital	Deficit	Total

Balance-January 1, 2013	3,800,000	$3,800	$34,200	$(84,774)	$(46,774)
Net (loss)	-	-	-	(17,616)	(17,616)

Balance-December 31, 2013	3,800,000	3,800	34,200	(102,390)	(64,390)
Net (loss)	-	-	-	(5,875)	(5,875)

Balance-December 31, 2014	3,800,000	3,800	34,200	(108,265)	(70,265)
Net (loss)	-	-	-	(1,576)	(1,576)

Balance-March 31, 2015 (unaudited)	3,800,000	$3,800	$34,200	$(109,841)	$(71,841)

See independent auditors' report and accompanying notes to financial statements.

F-6

Nostalgia Family Brands, Inc.

NOTES TO FINANCIAL STATEMENTS

Information as of March 31, 2015 and for the three months ended March 31, 2014, and 2015 is Unaudited

1.       GENERAL

Organization and Business Nature

Nostalgia Family Brands, Inc. (the "Company") is a Delaware Corporation organized on November 5, 2010 and began developing its plan of operations during the first quarter 2011. The Company aims to develop the web site "nostalgiafamilybrands.com". The Company's business model consists of plans to manufacture products that had been popular in the 1950's and 1960's and perhaps other decades, but have been discontinued. The specific product categories include candy, food and personal hygiene products. Examples of the proposed products include: Bit-O-Licorice, HollywoodCandyBars, Hydrox Cookies, Puffa Puffa Rice Cereal, Chipso Laundry Soap and Stopette Deodorant. These items represent some of the products that the older generations enjoyed that the Company intends to target to make available once again at retail supermarkets and drug stores.

The Company has not generated any revenues from operations and can give no assurance of any future revenues. The Company will require substantial additional funding to initiate and develop its operations. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company.

2.       ACCOUNTING POLICIES

Basis of Presentation

The accompany financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America ("GAAP").

In June 2014, the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") issued Accounting Standards Update ("ASU") 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. This ASU removes the development stage disclosure distinction and eliminates the "inception to date" and other related disclosures. The Company, in accordance with ASU 2014-10, has early adopted ASU 2014-10 in its financial statements as of January 1, 2014.

F-7

2.       ACCOUNTING POLICIES (continued)

Unaudited Interim Financial Statements

The accompanying interim balance sheet as of March 31, 2015 and the statements of operations, changes in stockholder's (deficit) and cash flows for the three months ended March 31, 2014 and 2015 and the related footnote disclosures are unaudited. These unaudited interim financial statements have been prepared in accordance with GAAP and the Regulations of the Securities and Exchange Commission. The unaudited interim financial statements have been prepared on the same basis as the audited financial statements and reflect, in management's opinion, all adjustments of a normal, recurring nature that are necessary for the fair presentation of the Company's financial position as of March 31, 2015 and the results of its operations and cash flows for the three months ended March 31, 2014 and 2015. The results for the three months ended March 31, 2015 are not necessarily indicative of the results expected for the full year or any other period.

Cash and Cash Equivalents

The Company considers all liquid investments with an original maturity of three months or less that are readily convertible into cash to be cash equivalents.

Revenue Recognition

The Company intends to generate its revenue from the sale of products to traditional retail outlets.

All sources of revenue will be recorded pursuant to FASB ASC 605, Revenue Recognition, when persuasive evidence of arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Convertible Debt

Convertible debt is accounted for under FASB ASC 470, Debt - Debt with Conversion and Other Options. The Company records a beneficial conversion feature ("BCF") related to the issuance of convertible debt that has conversion features at fixed or adjustable rates that are in-the-money when issued. The BCF for the convertible instruments, if any, is recognized and measured as a reduction to the carrying amount of the convertible instrument equal to the relative fair value of the conversion features, which is credited to additional paid-in-capital.

F-8

2.       ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

The Company maintains its cash accounts at a commercial bank. The Federal Deposit Insurance Corporation ("FDIC") covers $250,000 per bank for substantially all depository accounts. At March 31, 2015, the Company did not have cash balances which were in excess of the FDIC insurance limit. The Company performs ongoing evaluation of the financial institution to limit its concentration of risk exposure. Management believes this risk is not significant due to the financial strength of the financial institution utilized by the Company.

Income Taxes

The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. At March 31, 2015 and December 31, 2014 and 2013, the Company has established full valuation allowances against its deferred tax assets, principally for operating losses, due to the uncertainty in realizing their benefits. At March 31, 2015, the Company had approximately $109,000 of unused operating losses expiring through 2035.

The Company adopted the provisions of FASB ASC 740-10-25. The provisions prescribe a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns and require that uncertain tax positions are evaluated in a two-step process.

The Company is in the process of preparing and filing its Federal income tax returns for the years ended December 31, 2012, 2013 and 2014. For the period from November 5, 2010 (inception) to December 31, 2014, the Company recorded its State of Delaware franchise tax, filing fee, penalties, and interest of $2,953 as general and administrative expenses in the accompanying statements of operations.

F-9

2.       ACCOUNTING POLICIES (continued)

Fair Value of Financial Measurements

FASB ASC 820, Fair Value Measurement, specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs - Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs - Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs - Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

FASB ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Non-derivative financial instruments include cash and payables. As of December 31, 2013, 2014, and March 31, 2015, the carrying values of these financial instruments approximated their fair values due to their short term nature. The convertible promissory note payable is recorded at cost. The carrying amount approximated fair value.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-10

2.       ACCOUNTING POLICIES (continued)

Income (Loss) per Share

The Company computes net income (loss) per common share in accordance with FASB ASC 260, Earnings Per Share ("ASC 260") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of ASC 260 and SAB 98, basic net income (loss) per common share is computed by dividing the amount available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants, convertible preferred stock and convertible notes. Common stock equivalents are excluded in the computation of diluted net (loss) per share since their inclusion would be anti-dilutive.

3.       RECENTLY ISSUED ACCOUNTING STANDARDS

In January 2015, the FASB issued Accounting Standards Update ("ASU") ASU 2015-01 - Income Statement - Extraordinary and Unusual Items (Subtopic 225-20). This ASU addressed the simplification of income statement presentation by eliminating the concept of extraordinary items. The objective of the Simplification Initiative is to identify, evaluate, and improve areas of GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. This accounting standard update is not expected to have a material impact on the Company's financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU 2014-15 provides guidance in GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The amendments in ASU 2014-15 are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. This accounting standard update is not expected to have a material impact on the Company's financial statements.

F-11

3.       RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company has early adopted ASU 2014-10 in its financial statements on January 1, 2014.

In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)", which supersedes the revenue recognition requirements in ASC 605, "Revenue Recognition". The core principle of this updated guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new rule also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Companies are permitted to adopt this new rule following either a full or modified retrospective approach. Early adoption is not permitted. This accounting standard update is not expected to have a material impact on the Company's consolidated financial statements.

In April 2014, the FASB issued ASU 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity", which amends the requirements for reporting discontinued operations. Under ASU 2014-08, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results when the component or group of components meets the criteria to be classified as held for sale or when the component or group of components is disposed of by sale or other than by sale. In addition, this ASU requires additional disclosures about both discontinued operations and the disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The guidance is effective for annual and interim periods beginning after December 15, 2014, with early adoption permitted. This accounting standard update is not expected to have a material impact on the Company's consolidated financial statements.

4.       PREPAID EXPENSES

The Company entered into a management consulting relationship with CUBBO, Inc., which required the prepayment of $30,000 in fees. Prepaid expenses at December 31, 2013 and 2014 and March 31, 2015 represent a prepayment of $18,000, $17,000, and $17,000, respectively, with CUBBO, Inc. for consulting services to be rendered in the future. CUBBO, Inc. performs various management functions with the ability to sign checks. During the year ended December 31, 2014, CUBBO utilized $1,000 of the prepayment to pay certain liabilities of the Company.

5.       COMMON STOCK

The Company sold during 2011 and 2012, a total of 3,800,000 shares of common stock to 44 investors. Among them, 500,000 shares were sold to the Company's Chief Executive Officer, and 100,000 shares were sold to the Company's Chief Financial Officer. All shares were sold at $0.01 per share.

6.       CONVERTIBLE PROMISSORY NOTE

On December 14, 2012, the Company issued a non-interest bearing convertible promissory note in the principal amount of $50,000, maturing on December 31, 2015. In the event of default, interest shall accrue on the outstanding principal amount at a rate of 8% per annum. The holder of the note is entitled to convert all or a portion of the convertible note plus accrued interest, if any, at the lender's sole option, into shares of common stock at a conversion price of $0.10 per share.

F-12

7.       GOING CONCERN

The Company's financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure. The Company has not generated any revenues since inception. While the Company is attempting to commence operations and generate revenues, the Company's cash position is currently not sufficient to support the Company's daily operations. This raises substantial doubt about the Company's ability to continue as a going concern.

Management is hoping to raise additional funds through the issuance of additional equity or debt securities.

While the Company believes in its ability to raise additional funds and the viability of its strategy, there can be no assurances that they will be successful. The Company's ability to continue as a going concern is dependent upon the continued financial support from its stockholders and its ability to obtain the necessary equity or debt financing and eventually attain profitable operations.

The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

8.       LEGAL PROCEEDINGS

A claim against the Company was served on January 17, 2014 by Vintage Filings PR Newswire in the Superior Court of New Jersey for approximately $5,900 related to services rendered in 2012. The claim was settled in April 2014 for $6,084, including fees, which is included in accounts payable and accrued expenses in the accompanying balance sheets. Subsequently, a judgment was entered into against the Company on September 9, 2014 for the amount of $6,084 plus costs and interest from August 28, 2014. As of March 31, 2015, $500.00 was paid by CUBBO, Inc. with respect to the judgment. The plaintiff initially agreed to defer taking action to enforce the judgment; however, the time frame which the plaintiff initially agreed upon has expired. The Company is in the process of negotiating an extension which the Company hopes will get it sufficient time to complete a registration statement on Form S-1 to raise $350,000.

9.       SUBSEQUENT EVENTS

The Company's management has performed subsequent events procedures through July 10, 2015, which is the date the financial statements were available to be issued. There were no subsequent events requiring adjustment to or disclosure in the financial statements.

F-13

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by Nostalgia Family Brands, Inc. (the "Registrant") in connection with this offering described in this registration statement. All amounts shown are estimates, except the SEC registration fee.

Item	Amount to be Paid
SEC registration fee	$40.67
Legal fees and expenses	40,000.00
Accounting fees and expenses	2,000.00
Printing and engraving expenses	2,000.00
Transfer agent fees	2,500.00
Blue sky fees and expenses	2,500.00
Miscellaneous	959.33

Total	$50,000.00

Indemnification of Directors and Officers

The Registrants' bylaws limits its directors' and officers' liability to the fullest extent permitted under Delaware corporate law. Specifically, the Registrant's directors and officers will not be liable to it or its stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director's or officer's duty of loyalty to the Registrant or the Registrant's stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of the Registrant's directors and officers shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of the Registrant's directors and officers in its bylaws will generally not limit liability under state or federal securities laws.

Delaware law and the Registrant's bylaws provide that the Registrant will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with the Registrant against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney's fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

35

Recent Sales of Unregistered Securities

Except as set forth below, the Company has not issued any securities which were not registered under the Securities Act.

During the period between January 3, 2011 and January 13, 2012, we issued a total of 3,800,000 shares of our common stock to 44 investors, for a purchase price of $0.01 per share, or aggregate proceeds of $38,000. These shares were issued in a series of transactions in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder for transactions not involving any public offering. The Registrant believes that the exemption was available because the offer and sale of the securities did not involve a public offering and because of the limited number of recipients, each of the purchaser's representation of sophistication in financial matters, and his or her access to information concerning the Registrant. No underwriters were involved in the foregoing sales of securities.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may be sold pursuant to the exemption provided by Section 4(1) of the Securities Act or Rule 144 of the Securities Act.

36

Exhibits and Financial Statement Schedules

Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation*
3.2	By-Laws*
4.1	Form of specimen certificate representing common stock*
5.1	Opinion of Mintz & Fraade, P.C.
23.1	Consent of Wei, Wei & Co., LLP
23.3	Consent of Mintz & Fraade, P.C. (included in Exhibit 5.1)

_________

* Filed with previous S-1 on May 24, 2012

Financial Statement Schedules

All schedules are omitted since the required information is not applicable, the information is presented in the Registrant's consolidated financial statements and the related notes thereto or is not present in amounts sufficient to require submission of the schedules.

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

37

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

38

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlantic Highlands, State of New Jersey, on August 11, 2015.

NOSTALGIA FAMILY BRANDS, INC. (Registrant)

By:	/s/ William P. McDermitt
William P. McDermitt,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

August 11, 2015	By:	/s/ William P. McDermitt
William P. McDermitt
Chief Executive Officer and Director
(Principal Executive Officer)

August 11, 2015	By:	/s/ Edward O'Donnell
Edward O'Donnell, Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

39